Exhibit 107
Ex-Filing
Fees
Calculation of Filing Fee Tables
424(b)(5)
(Form Type)
SPIRE INC.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (4)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $1.00 per share	Rule 457(o)	—	—	$123,613,839	$0.00015310	$18,925.28	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts					$123,613,839		$18,925.28

	Total Fees Previously Paid							—

	Total Fee Offsets							$18,245.40

	Net Fees Due							$679.88
Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Spire Inc.	424(b)(5)	333-264799	February 7, 2024	—	$18,245.40	Equity	Common Stock, $1.00 par value per share	—	$123,613,839

Fee Offset Sources	Spire Inc.	424(b)(5)	333-264799	—	February 7, 2024						$18,245.40

(1)
Calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rules 456(b) and 457(r) of the Securities Act.

(2)
The registrant has previously registered the offer and sale of $200,000,000 of securities pursuant to a prospectus supplement filed by the registrant on February 7, 2024 (the “Prior Prospectus Supplement”) and the automatic shelf registration statement on
Form S-3 (File No.
333-264799
) filed
by the registrant with the Securities and Exchange Commission (the “SEC”) on May 9, 2022 (the “Prior Registration Statement”). In connection with the filing of the Prior Prospectus Supplement, the total registration fee of $29,520.00 was paid by the registrant. Of the $200,000,000 of securities registered under the Prior Prospectus Supplement, $123,613,839 of securities remains unsold (the “Unsold Securities”). Pursuant to Rule 457(p) under the Securities Act, the registration fee of $18,245.40 that has already been paid and remains unused with respect to the Unsold Securities is offset against the registration fee of $18,925.28 due for this offering. The remaining balance of the registration fee, $679.88, has been paid in connection with this offering. The offering that includes the Unsold Securities under the Prior Registration Statement is hereby terminated.